UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	OTCQB Venture Market (OTCQB)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Vanquish Funding Group Inc., a Virgina corporation (“Vanquish”), pursuant to which the Company issued to Vanquish a promissory note (the “Note”) in the principal amount of $182,400 (including $22,400 of original issue discount) and received funds of $155,000 after combined legal fees and due diligence fees of $5,000. Upon an event of default the Note is convertible into shares of common stock of the Company (“Conversion Shares”), subject to a 4.99% beneficial ownership limitation, at a 35% discount to the lowest trading price of the Company’s common stock for the 10 trading days prior to the conversion. The Note bears interest at 12%, which interest rate increases to 22% if not timely paid. The Note matures on August 30, 2026. Under the Note, $102,144 is payable on April 30, 2026 and $25,536 is payable on each of May 30, 2026, June 30, 2026, July 30, 2026, and August 30, 2026. The Securities Purchase Agreement provides that, subject to further agreement between Vanquish and the Company, Vanquish may provide additional tranches of financing during the next twelve (12) months of up to $2 million in the aggregate.

The foregoing description of the Securities Purchase Agreement and Note is qualified in its entirety by reference to the full text of such documents, copies of which are attached to this report as Exhibits 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

When issued in accordance with the Note, the Conversion Shares will be exempt from registration under Section 4(a)(2) as promulgated by the SEC under of the Securities Act, as transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated October 31, 2025, between the Company and Vanquish Funding Group Inc.
10.2	Promissory Note, issued October 31, 2025, to Vanquish Funding Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: November 6, 2025	By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer